UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14a INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant [  ]

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[X]	Preliminary Proxy Statement
[ ]	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e) (2)
[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to §240.14a-12

MARIMED INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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MARIMED INC.

10 Oceana Way

Norwood, MA 02062

Notice of Annual Meeting of Stockholders

To be held on September 23, 2021

[      ][  ], 2021

To our Stockholders:

You are invited to attend the 2021 Annual Meeting of Stockholders of MariMed Inc. at 10:00 a.m. Eastern Daylight Time on September 23, 2021 at the Hilton Boston/Dedham Hotel located at 25 Allied Drive, Dedham, Massachusetts 02026.

The Notice of Meeting and Proxy Statement on the following pages describe the matters to be presented at the meeting.

It is important that your shares be represented at this meeting to ensure the presence of a quorum. Whether or not you plan to attend the meeting, we hope that you will have your shares represented by signing, dating and returning your proxy in the enclosed envelope, which requires no postage if mailed in the United States, as soon as possible. Your shares will be voted in accordance with the instructions you have given in your proxy.

Thank you for your continued support.

Sincerely,

Robert Fireman
Chairman, President and Chief Executive Officer

MARIMED INC.

10 Oceana Way

Norwood, MA 02062

Notice of Annual Meeting of Stockholders

To be held on September 23, 2021

The Annual Meeting of Stockholders of MariMed Inc. (the “Company”) will be held at the Hilton Boston/Dedham Hotel located at 25 Allied Drive, Dedham, Massachusetts 02026, on Thursday, September 23, 2021 at 10:00 a.m. Eastern Daylight Time for the purpose of considering and acting upon the following:

1.	The election of five (5) Directors to serve until the next Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified;

2.	The advisory approval of the appointment of M&K CPAs PLLC as the Company’s independent auditors for the fiscal year ending December 31, 2021;

3.	Approval of an amendment to the Company’s Certificate of Incorporation increasing the number of authorized shares of Common Stock from 500,000,000 shares to 700,000,000 shares;

4.	Approval of an amendment to the Company’s Amended and Restated 2018 Stock Award and Incentive Plan; and

5.	The transaction of such other business as may properly come before the meeting and any adjournment or adjournments thereof.

Holders of the Company’s outstanding shares of common stock of record at the close of business on August 6, 2021 are entitled to notice of and to vote at the meeting, or any adjournment or adjournments thereof. A complete list of such stockholders will be available for examination by any stockholder at the meeting. The meeting may be adjourned from time to time without notice other than by announcement at the meeting.

By order of the Board of Directors

Robert Fireman
Chairman, President and Chief Executive Officer

Norwood, Massachusetts

[     ][  ], 2021

IMPORTANT:	IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING REGARDLESS OF THE NUMBER OF SHARES YOU HOLD. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE. THE PROMPT RETURN OF PROXIES WILL ENSURE A QUORUM AND SAVE THE COMPANY THE EXPENSE OF FURTHER SOLICITATION. EACH PROXY GRANTED MAY BE REVOKED BY THE STOCKHOLDER APPOINTING SUCH PROXY AT ANY TIME BEFORE IT IS VOTED. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH SUCH PROXY CARD SHOULD BE SIGNED AND RETURNED TO ENSURE THAT ALL OF YOUR SHARES WILL BE VOTED.

We appreciate your giving this matter your prompt attention.

Important Notice Regarding Availability Of Proxy Materials

For The Annual Meeting of Stockholders To Be Held On September 23, 2021

The proxy materials for the Annual Meeting, including the Annual Report and the Proxy Statement are also available at https:// //www.materials.proxyvote.com/56782V

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MARIMED INC.

10 Oceana Way

Norwood, MA 02062

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

To be held on September 23, 2021

Proxies in the form enclosed with this Proxy Statement are solicited by the Board of Directors (the “Board”) of MariMed Inc. (the “Company,” “we,” “us,” “our,” or any derivative thereof) to be used at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the Hilton Boston/Dedham Hotel located at 25 Allied Drive, Dedham, Massachusetts 02026, on Thursday, September 23, 2021 at 10:00 a.m. Eastern Daylight Time for the purposes set forth in the Notice of Meeting and this Proxy Statement. The Company’s principal executive offices are located at 10 Oceana Way, Norwood, Massachusetts 02062. The approximate date on which this Proxy Statement, the accompanying Proxy and the Company’s Annual Report for the year ended December 31, 2020 (“2020 Annual Report”) will be mailed to stockholders is [       ][  ], 2021.

Important Notice Regarding Availability of Proxy Materials

For The Annual Meeting of Stockholders To Be Held on September 23, 2021

The proxy materials for the Annual Meeting, including the Annual Report and the Proxy Statement are also available at https:// //www.materials.proxyvote.com/56782V

THE VOTING AND VOTE REQUIRED

Record Date and Quorum

Only stockholders of record at the close of business on August 6, 2021 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. On the Record Date, we had [           ] shares of common stock, par value $.001 per share (“Common Shares”) outstanding, 4,908,333 shares of Series B Convertible Preferred Stock, par value $.001 per share (“Series B Preferred Shares”) outstanding and 6,216,216 shares Series C Convertible Preferred Stock, par value $.001 per share (“Series C Preferred Shares”) outstanding. Each Common Share is entitled to one vote, each Series B Preferred Share is entitled to the number of votes equal to the number of whole Common Shares into which the Series B Preferred Shares are convertible as of the Record Date and the Series C Preferred Shares are non-voting shares. As of the Record Date, each Series B Preferred Share is convertible into one Common Share and therefore entitled to one vote each. The Common Shares and the Series B Preferred Shares (collectively, the “Shares”) vote together as a single class. In the aggregate, [        ] votes may be cast at the Annual Meeting. Shares represented by each properly executed, unrevoked proxy received in time for the Annual Meeting will be voted as specified. A quorum will be present at the Annual Meeting if stockholders owning a majority of the Shares outstanding on the Record Date are present at the meeting in person or by proxy.

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Voting of Proxies

The persons acting as proxies (the “Proxyholders”) pursuant to the enclosed Proxy will vote the Shares represented as directed in the signed proxy. Unless otherwise directed in the proxy, the Proxyholders will vote the Shares represented by the Proxy: (i) for the election of the director nominees named in this Proxy Statement; (ii) for the advisory approval of the appointment of M&K CPAs PLLC as the Company’s independent auditors for the year ending December 31, 2021 (the “Approval of Auditors”); (iii) for the approval of an amendment to the Company’s Certificate of Incorporation increasing the number of authorized shares of Common Stock from 500,000,000 shares to 700,000,000 shares (the “Charter Amendment”); (iv) for the approval of an amendment to the Company’s Amended and Restated 2018 Stock Award and Incentive Plan (the “Plan Amendment”) and (v) in their discretion, on any other business that may come before the Annual Meeting and at any adjournments of the Annual Meeting.

All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. All shares represented by valid proxies will be voted in accordance with the instructions contained therein. In the absence of instructions, proxies will be voted FOR each of the stated matters being voted on at the Annual Meeting. A proxy may be revoked by the stockholder giving the proxy at any time before it is voted, by written notice addressed to and received by the Secretary of the Company or Secretary of the meeting, and a prior proxy is automatically revoked by a stockholder giving a subsequent proxy or attending and voting at the Annual Meeting. Attendance at the Annual Meeting, however, in and of itself does not revoke a prior proxy. In the case of the election of directors, Shares represented by a proxy which are marked “WITHHOLD AUTHORITY” to vote for all director nominees will not be counted in determining whether a plurality vote has been received for the election of directors. Shares represented by proxies that are marked “ABSTAIN” on any other proposal will not be counted in determining whether the requisite vote has been received for such proposal. However, Shares represented by proxies which are marked “WITHHOLD AUTHORITY” or “ABSTAIN” will be counted for quorum purposes.

Broker Non-Votes

A broker non-vote occurs when Shares held by a broker are not voted with respect to a particular proposal because the broker does not have discretionary authority to vote on the matter and has not received voting instructions from its clients (“broker non-votes”). If your broker holds your Shares in its name and you do not instruct your broker how to vote, your broker will only have discretion to vote your Shares on “routine” matters. Where a proposal is not “routine,” a broker who has not received instructions from its clients does not have discretion to vote its clients’ uninstructed Shares on that proposal. At the Annual Meeting, only the Approval of Auditors (Proposal No. 2) is considered a routine matter. All other proposals are considered “non-routine,” and your broker will not have discretion to vote on those proposals. Broker non-votes will be counted towards determining whether or not a quorum is present.

Voting Requirements

Election of Directors. The election of the five director nominees will require the affirmative vote of a plurality of the votes cast by the holders of Shares present in person or represented by proxy to elect each nominee. Election by a plurality means that the director nominee with the most votes for a particular Board seat is elected for that seat.

Advisory Approval of the Appointment of Independent Auditors and the Plan Amendment. The affirmative vote of a majority of the votes cast on the matter by stockholders entitled to vote at the Annual Meeting is required to approve the appointment of M&K CPAs PLLC as the Company’s independent auditors for the fiscal year ending December 31, 2021 and the Plan Amendment. An abstention from voting on approval of auditors will be treated as “present” for quorum purposes. However, since an abstention is not treated as a “vote” for or against the matter, it will have no effect on the outcome of the vote on any of the matters.

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Charter Amendment. Approval of the proposed amendment to our Certificate of Incorporation to effect the Charter Amendment will require the affirmative vote of a majority of all outstanding Shares entitled to vote at the Annual Meeting. Shares represented by proxies marked “ABSTAIN” and broker non-votes on will be treated the same as a vote AGAINST.

Proposal No. 1

ELECTION OF DIRECTORS

Five directors are to be elected at the Annual Meeting. All directors hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified.

It is intended that votes pursuant to the enclosed proxy will be cast for the election of the five nominees named below. In the event that any such nominee should become unable or unwilling to serve as a director, the Proxy will vote for the election of an alternate candidate, if any, as shall be designated by the Board. The Board has no reason to believe these nominees will be unable to serve if elected. Each nominee has consented to being named in this Proxy Statement and to serve if elected. All nominees are currently members of our Board. There are no family relationships among any of the executive officers, directors or directors nominees of the Company.

Our director nominees and their respective ages as of the Record Date are as follows:

Name	Age	Position

Robert Fireman	72	President, Chief Executive Officer and Chairman of the Board

Jon R. Levine	56	Chief Financial Officer, Treasurer, Secretary and Director
Eva Selhub, M.D. (4)(5)	53	Director

David Allen(1)(5)	66	Director

Edward Gildea(2)(3)	69	Director

(1)	Chairman of the Audit Committee.
(2)	Audit Committee Member.
(3)	Chairman of the Compensation Committee and the Nominating and Corporate Governance Committee.
(4)	Member of the Compensation Committee.
(5)	Member of the Nominating and Corporate Governance Committee.

Set forth below is a brief description of the background and business experience of our director nominees:

Robert Fireman has served as our president and chief executive officer since July 2017. In addition, Mr. Fireman has been a director since our formation, and is a seasoned executive in the building of technology and consumer driven companies. Mr. Fireman was a founder and Director of Consumer Card Marketing, Inc., a pioneer in the development of retail loyalty marketing programs for the supermarket and drug store industries. This company was sold to News America Marketing, a division of News Corp. Mr. Fireman has been a practicing attorney for over 30 years. Mr. Fireman is also the CEO of our wholly-owned subsidiary, MariMed Advisors Inc., a director of Worlds Inc. and a former part owner of Sigal Consulting LLC, a cannabis company we acquired in 2014. He has over ten years of experience in the emerging cannabis industry across the country. We believe that Mr. Fireman’s experience in the emerging cannabis industry and his professional background make him well-qualified to serve as chairman of the Board.

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Jon R. Levine has served as our chief financial officer, treasurer, and secretary since July 2017 and has been a director since 2016. Mr. Levine has over nine years of experience in the cannabis industry. He brings over 19 years of experience in commercial real estate development, management and financial services. Mr. Levine was a partner at Equity Industrial Partners, a national commercial real estate management group. He also has past experience in banking at US Trust Bank as an asset based lender and in the leasing industry with AT&T Financial Services and New Court Financial as a senior credit officer. Mr. Levine also serves as the CFO of our wholly-owned subsidiary, MariMed Advisors Inc., and in that capacity he has been responsible for the management and reporting of most of the company’s revenue and financial transactions. Mr. Levine is a former part owner of Sigal Consulting LLC, a cannabis company we acquired in 2014. We believe that Mr. Levine’s experience in the cannabis industry and his professional background make him an important part of our management team and make him well-qualified to serve as a member of the Board.

Eva Selhub, M.D. has been a director since September 2019. Dr. Selhub is a board-certified physician, speaker, scientist, executive leadership and performance coach, consultant in the field of corporate wellness and resilience, and an author. From August 1997 to November 2016, she served as an instructor and lecturer of medicine at Harvard Medical School. During this period, Dr. Selhub simultaneously held other positions at Tufts University, Massachusetts General Hospital, as well as other professional healthcare/medical organizations. From October 2006 to October 2017, she was a senior physician at Benson Henry Institute for Mind/Body Medicine at Massachusetts General Hospital. From August 2016 to present, she has been an adjunct scientist of neuroscience at Jean Mayer USDA Human Nutrition Research Center on Aging at Tufts University, one of six human nutrition research centers supported by the United States Department of Agriculture. Dr. Selhub received a Bachelor of Arts degree in anthropology from Tufts University in 1989 and her M.D. degree from Boston University School of Medicine in 1994. Dr. Selhub’s professional experience and background as a physician, scientist and in mind-body medicine allow her to make valuable contributions to the Board and provide expertise to serve as one of our directors.

David Allen, has been a director since June 2019. He brings over 22 years of experience as a Director, CEO and CFO of public companies. Presently he serves as Chief Financial Officer of Charlie’s Holdings, Inc. (formerly known as True Drinks Holdings, Inc.). From September 2018 to May 2019, Mr. Allen served as Chief Financial Officer of Iconic Brands, Inc. Prior to that, from December 2014 to January 2018, Mr. Allen served as the Chief Financial Officer of WPCS International, Inc. From 2004 to 2017, Mr. Allen served as Chief Financial Officer of Bailey’s Express, Inc., a privately held trucking corporation, which filed for Chapter 11 bankruptcy in July 2017. Mr. Allen served as the Chapter 11 Plan Administrator for the bankruptcy case until December 2020, at which time the proceeding was closed. From June 2006 to June 2013, Mr. Allen served as the Chief Financial Officer and Executive Vice President of Administration at Converted Organics, Inc., after serving as audit committee chair of the board of Converted Organics. Mr. Allen is currently an Assistant Professor of Accounting at Southern Connecticut State University (SCSU), a position he has held since 2017. For the 12 years prior, he was an Adjunct Professor of Accounting at SCSU and Western Connecticut State University. Mr. Allen is a licensed CPA and holds a bachelor’s degree in Accounting and a master’s degree in Taxation from Bentley College. Mr. Allen’s background as a Director, CEO and CFO of public companies will allow him to make valuable contributions to the Board.

Edward. Gildea has been a director since our formation. Since February 2014, Mr. Gildea has been a partner in the law firm Fisher Broyles LLP. From 2006 to 2013, Mr. Gildea was President, Chief Executive Officer and Chairman of Converted Organics Inc., a publicly held green technology company that manufactured and sold an organic fertilizer, made from recycled food waste. Mr. Gildea contributes expertise in areas of mergers & acquisitions, strategic planning, funding, business development, and executive leadership. Mr. Gildea received a B.A. from The College of the Holy Cross and a J.D. from Suffolk University Law School. Mr. Gildea’s executive business experience was instrumental in his selection as a member of the Board.

The Board recommends a vote FOR the election of each of the director nominees and proxies that are signed and returned will be so voted

unless otherwise instructed.

* * * * *

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EXECUTIVE OFFICERS

The following table identifies our current executive officers:

Name	Age	Capacity in Which Served	In Current Position Since
Robert Fireman (1)	72	President, Chief Executive Officer and Chairman of the Board	2017
Jon R. Levine (1)	56	Chief Financial Officer, Treasurer, Secretary and Director	2017
Timothy Shaw	43	Chief Operating Officer	July 2021

(1)	Biographical information with respect to Messrs. Robert Fireman and Jon R. Levine is provided above.

Set forth below is a brief description of the background and business experience of Mr. Shaw:

Timothy Shaw has served as our chief operating officer since July 2021. Prior to that he was the chief operating officer of MariMed Advisors Inc., our wholly-owned subsidiary, since 2014. Mr. Shaw brings over 20 years of business leadership and operations excellence to the company, along with deep rooted technical expertise in agriculture, cultivation, hydroponics, processing, facilities management and product development. He has over 10 years of cannabis and horticulture industry experience and is an expert in the cannabis business including licensing, permitting, facility development, cultivation, production, distribution, and retail dispensing. Mr. Shaw is a co-creator of our Betty’s Eddies® brand of all natural fruit chews. He is also a United States Army Veteran where he served for eight years, including four years of active duty.

Code of Ethics

We have adopted a code of ethic (the “Code of Ethics”) that applies to our principal chief executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the Code of Ethics was filed as Exhibit 14.1 to a previous annual report and is posted on our website at https://marimedinc.com/. The Code of Ethics was designed with the intent to deter wrongdoing, and to promote the following:

●	Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
●	Full, fair, accurate, timely and understandable disclosure in reports and documents that we file with, or submit to, the U.S. Securities and Exchange Commission (“SEC”) and in other public communications we make;
●	Compliance with applicable governmental laws, rules and regulations;

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●	The prompt internal reporting of violations of the code to an appropriate person or persons identified in the code; and
●	Accountability for adherence to the code.

Director Independence

The Board has determined that Messrs. Edward Gildea and David Allen, and Dr. Eva Selhub are independent and represent a majority of its members. In determining director independence, the Board applies the independence standards set by the Nasdaq Stock Market (“NASDAQ”). In applying these standards, our Board considers all transactions with the independent directors and the impact of such transactions, if any, on any of the independent directors’ ability to continue to serve on the Board.

Board Committees

The Board has three standing committees: an audit committee (the “Audit Committee”), a compensation committee (the “Compensation Committee”) and a nominating and corporate governance committee (the “Nominating and Corporate Governance Committee”). Each committee is made up entirely of independent directors as defined under section 5605(a)(2) of the NASDAQ rules. The members of the Audit Committee are Messrs. Allen and Gildea. Mr. Allen is also the chairman of the Audit Committee and qualifies as the “audit committee financial expert” pursuant to Item 407(d)(5) of Regulation S-K. The members of the Compensation Committee are Mr. Gildea and Dr. Selhub, and the members of the Nominating and Corporate Governance Committee are Messrs. Allen and Gildea and Dr. Selhub. Mr. Gildea is the chairman of both of these committees.

The Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee have, the responsibilities described below.

Audit Committee

The Audit Committee oversees our accounting and financial reporting processes, internal systems of accounting and financial controls, relationships with auditors and audits of financial statements. Specifically, the Audit Committee’s responsibilities include the following:

●	selecting, hiring and terminating our independent auditors;

●	evaluating the qualifications, independence and performance of our independent auditors;

●	approving the audit and non-audit services to be performed by the independent auditors;

●	reviewing the design, implementation and adequacy and effectiveness of our internal controls and critical policies;

●	overseeing and monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and other accounting matters;

●	with management and our independent auditors, reviewing any earnings announcements and other public announcements regarding our results of operations; and

●	preparing the report that the SEC requires in our annual proxy statement.

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A copy of the Audit Committee charter is available on our website at https://marimedinc.com/.

Compensation Committee

The Compensation Committee assists the Board in determining the compensation of our officers and directors. The Compensation Committee is comprised entirely of directors who satisfy the standards of independence applicable to Compensation Committee members established under 162(m) of the Internal Revenue Code of 1986, as amended, and Section 16(b) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). Specific responsibilities include the following:

●	approving the compensation and benefits of our executive officers;

●	reviewing the performance objectives and actual performance of our officers; and

●	administering our stock option and other equity and incentive compensation plans.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee assists the Board by identifying and recommending individuals qualified to become members of the Board. Specific responsibilities include the following:

●	evaluating the composition, size and governance of our Board and its committees and making recommendations regarding future planning and the appointment of directors to our committees;

●	establishing a policy for considering stockholder nominees to our Board;

●	reviewing our corporate governance principles and making recommendations to the Board regarding possible changes; and

●	reviewing and monitoring compliance with our code of ethics and insider trading policy.

During fiscal year 2020, the Board held ten (10) meetings, the Audit Committee held four (4) meetings, the Compensation Committee held six (6) meeting and the Nominating and Corporate Governance Committee did not meet.

All directors attended or participated in at least 75% of the aggregate number of meetings of the Board and of the Board’s committees on which each applicable director served.

It is the Company’s policy that directors are encouraged to attend the Annual Meeting

Audit Committee Report

The Audit Committee oversees our financial reporting process on behalf of the Board. The Audit Committee consists of two (2) members of the Board who meet the independence and experience requirements of NASDAQ and the SEC.

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The Audit Committee retained M&K CPAs PLLC (“M&K”), our independent registered public accounting firm, and approves in advance all permissible non-audit services performed by them and other auditing firms. Although management has the primary responsibility for the financial statements and the reporting process including the systems of internal control, The Audit Committee consulted with management and M&K regarding the preparation of financial statements, the adoption and disclosure of our critical accounting estimates and generally oversees our relationship with M&K.

The Audit Committee reviewed our audited financial statements for the year ended December 31, 2020 and met with management to discuss such audited financial statements. The Audit Committee has discussed with M&K the matters required to be discussed pursuant to applicable auditing standards. The Audit Committee has received the written disclosures and the letter from M&K required by the Public Company Accountant Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with M&K its independence from us and our management. M&K had full and free access to the Audit Committee. Based on its review and discussions, the Audit Committee recommended that our audited financial statements for the year ended December 31, 2020 be included in our Annual Report on Form 10-K for the year then ended for filing with the SEC.

AUDIT COMMITTEE:

David Allen
Edward Gildea

The above report is not deemed to be “soliciting material,” and is not “filed” with the SEC.

Board Nominations

Prior to the establishment of the Nominating and Corporate Governance Committee, the entire Board acted as the nominating committee for the purposes of identifying and recommending director candidates. The Board was responsible for nominating director candidates for the annual meeting of stockholders each year and considered director candidates recommended by stockholders. These responsibilities have largely been assumed by the Nominating and Corporate Governance Committee.

In considering candidates submitted by stockholders, the Nominating and Corporate Governance Committee will take into consideration the needs of the Board and the qualifications of the candidate. The Nominating and Corporate Governance Committee may also take into consideration the number of Shares held by the recommending stockholder and the length of time that such shares have been held. To have a candidate considered by the Nominating and Corporate Governance Committee for recommendation to the Board for nomination as a director candidate, a stockholder must submit the recommendation in writing and must include the following information: (i) the name of the stockholder and evidence of the person’s ownership of Shares (including the number of Shares owned and the length of time of ownership); (ii) the name of the candidate; (iii) the candidate’s resume or a listing of his or her qualifications to be a director of the Company; and (iv) the person’s consent to be named as a director if selected and nominated by the Board.

The information described above must be sent to the Company’s Secretary at 10 Oceana Way, Norwood, Massachusetts 02062, on a timely basis in order to be considered by the Nominating and Corporate Governance Committee, within the time period prescribed by Rule 14a-8 under the Exchange Act.

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Disclosure of Director Qualifications

The Board is responsible for assembling for stockholder consideration a group of nominees that, taken together, have the experience, qualifications, attributes, and skills appropriate for functioning effectively as a Board.

The Board believes that the minimum qualifications for service as a director are that a nominee possess an ability, as demonstrated by recognized success in his or her field, to make meaningful contributions to the Board’s oversight of the business and affairs of the Company and an impeccable reputation of integrity and competence in his or her personal or professional activities. The Board’s criteria for evaluating potential candidates include the following: (i) an understanding of the Company’s business environment, (ii) the possession of such knowledge, skills, expertise and diversity of experience that would enhance the Board’s ability to manage and direct the affairs and business of the Company and (iii) certain characteristics common to all Board members, including integrity, strong professional reputation and record of achievement, constructive and collegial personal attributes, and the ability and commitment to devote sufficient time and energy to Board service.

In addition, the Board seeks to include on the Board a complementary mix of individuals with diverse backgrounds and skills reflecting the broad set of challenges that the Board confronts.

Board Leadership Structure

Robert Fireman has served as Chairman of the Board and Chief Executive Officer since July 2017. According to our By-Laws the roles of Chairman of the Board and Chief Executive Officer are held by the same person. Our Board regularly evaluates our leadership structure and determines the most appropriate structure based upon its assessment of our position, strategy, and our long-term plans. The Board also considers the specific circumstances we face and the characteristics and membership of the Board. At this time, the Board has determined that having Robert Fireman serve as both the Chairman and Chief Executive Officer is in the best interest of our stockholders. We believe this structure makes the best use of the Chief Executive Officer’s extensive knowledge of our business and personnel, our strategic initiatives and our industry, and also fosters real-time communication between management and the Board.

The Board’s Oversight of Risk Management

The Board recognizes that all companies face a variety of risks, including credit risk, liquidity risk, strategic risk, and operational risk. The Board believes an effective risk management system will (1) timely identify the material risks that we face, (2) communicate necessary information with respect to material risks to senior executives and, as appropriate, to the Board or relevant Board committee, (3) implement appropriate and responsive risk management strategies consistent with our risk profile, and (4) integrate risk management into our decision-making. The Board encourages, and management promotes, a corporate culture that incorporates risk management into our corporate strategy and day-to-day business operations. The Board also continually works, with the input of our management and executive officers, to assess and analyze the most likely areas of future risk for us.

Communications with Directors

The Board has established a process to receive communications from stockholders. Stockholders and other interested parties may contact any member (or all members) of the Board, or the non-management directors as a group by mail or electronically. To communicate with the Board, any individual director or any group of directors, correspondence should be addressed to the Board or any such individual directors or group of directors by either name or title. All such correspondence should be sent to c/o Secretary, MariMed Inc., 10 Oceana Way, Norwood, Massachusetts 02062.

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All communications received as set forth in the preceding paragraph will be opened by the Secretary of the Company for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service, patently offensive material or matters deemed inappropriate for the Board, will be forwarded promptly to the addressee. In the case of communications to the Board or any group of directors, the Secretary will make sufficient copies of the contents to send to each director who is a member of the group to which the envelope or e-mail is addressed.

COMPENSATION OF DIRECTORS

The following table sets forth information concerning the compensation paid to each of to the Company’s non-employee directors during 2020 for their services rendered as directors.

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Total ($)
Eva Selhub, M.D. (1)	$18,750	$0	$0	$18,750
David Allen (2)	$18,750	$0	$0	$18,750
Edward Gildea (3)	$18,750	$0	$0	$18,750

(1)	Dr. Selhub held 100,000 stock options at December 31, 2020.
(2)	Mr. Allen held 100,000 stock options at December 31, 2020.
(3)	Mr. Gildea held 300,000 stock options at December 31, 2020.

Executive Compensation

The following table sets forth the compensation paid by us during the fiscal periods ending December 31, 2020 and 2019, to our chief executive officer and chief financial officer (the ‘‘Named Executives’’).

SUMMARY COMPENSATION TABLE(1)(2)

Name and principal position	Year	Salary	Bonus	Stock Awards	Option Awards(3)	All Other Compensa-tion	Total
Robert Fireman	2020	$31,846	$0	$0	$0	$0	$31,486
President and CEO	2019	$150,000	$0	$0	$0	$0	$150,000

Jon R. Levine	2020	$37,846	$0	$0	$0	$0	$37,486
CFO	2019	$150,000	$0	$0	$0	$0	$150,000

(1)	The compensation reported in the Table does not include other personal benefits, the total value of which do not exceed $10,000.
(2)	Pursuant to the regulations promulgated by the SEC, the Table omits columns reserved for types of compensation not applicable to us.
(3)	Amounts represent the fair value of option awards valued on grant date using the Black-Scholes pricing model and recognized for financial reporting purposes during the year ended December 31, 2020.

Employment Agreements

On July 9, 2021, we entered into an employment agreement, effective as of July 1, 2021 (the “Effective Date”), with each of Robert Fireman (the “Fireman Employment Agreement”), Jon R. Levine, the Company’s Chief Financial Officer (the “Levine Employment Agreement”) and Timothy Shaw, the Company’s Chief Operating Officer (the “Shaw Employment Agreement”).

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The following is a brief description of the material terms of the Fireman Employment Agreement:

●	Title –Chief Executive Officer;

●	Term – July 1, 2021 through June 30, 2024 (the “Term”), subject to earlier termination;

●	Duties – The executive will have such duties and responsibilities, consistent with past practice, as are customary for the executive’s position (including the executive’s positions in effect prior to the Effective Date) and any other duties, responsibilities, or offices he may be reasonably assigned by the Board of Directors of the Company;

●	Base compensation – The executive will be paid a base salary of $350,000 per year;

●	Incentive compensation – The executive will be eligible to receive an annual bonus (the “Performance Bonus”) for each of the Company’s fiscal years during the Term, with such annual bonus to have a targeted amount equal to 75% of the executive’s base salary for the year. The Performance Bonus, if any, generally will be based on the extent to which performance goals established by the Company for each of such years have been met;

●	Equity compensation – The executive will be granted non-qualified stock options as follows: (i) for 5,000,000 Common Shares, exercisable at 100% of the fair market value on the date of the agreement, subject to vesting; (ii) for 5,000,000 Common Shares, exercisable at 100% of the fair market value on the date of grant, subject to vesting, on the date that the Company’s stockholders approve the Plan Amendment; and (iii) an additional option grant on each anniversary of the Effective Date in the sole discretion of the Company’s Compensation Committee;

●	Termination Payments; Severance – In the event executive’s employment is terminated prior to the end of the Term, the executive will be entitled to any accrued but unpaid base salary, unpaid prior year’s Performance Bonus, incurred but unpaid reimbursable expenses, and accrued and unused vacation time. In addition, if the termination of employment is: (i) due to death or Total Disability (as defined), the executive would also be entitled to a pro rata portion of the Performance Bonus, if any, attributable to the year of termination plus medical and group health insurance benefits for a period of six months beginning on the date of termination; and (ii) without Cause (as defined) or with Good Reason (as defined), the executive would also be entitled to a pro rata portion of the Performance Bonus, if any, attributable to the year of termination plus a lump sum severance payment equal to the greater of $500,000 or his Annualized Pay (as defined);

●	Covenants – The agreement includes, among other covenants, a covenant not to compete or directly or indirectly solicit employees, agents, consultants or representatives of the Company during the Term and for post-employment periods.

The material terms of the Levine Employment Agreement are the same as the terms of the Fireman Employment Agreement except that Mr. Levine’s title is that of Chief Financial Officer and his annual base salary is $325,000. Similarly, the material terms of the Shaw Employment Agreement are the same as the terms of the Fireman Employment Agreement except that Mr. Shaw’s title is that of Chief Operating Officer, his annual base salary is $300,000, and his initial grants of non-qualified stock options are each for 1,250,000 Common Shares.

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Stock Option Grants

The following table sets forth information as of December 31, 2020 concerning unexercised options, unvested stock and equity incentive plan awards for the Named Executives.

OUTSTANDING EQUITY AWARDS AT YEAR-ENDED DECEMBER 31, 2020

Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Robert Fireman	100,000	-	-	$0.63	12/31/21
Jon R. Levine	100,000	-	-	$0.63	12/31/21

Company Equity Compensation Plans

The following table sets forth information as of December 31, 2020 with respect to compensation plans (including individual compensation arrangements) under which equity securities of the Company are authorized for issuance.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by stockholders(1)	9,805,750	$1.02	29,349,250
Equity compensation plans not approved by stockholders)	-	$-	-
Total	9,805,750		29,349,250

(1)	Consist of options exercisable for (i) 50,000 shares granted under the Company’s 2011 Stock Option and Restricted Stock Award Plan; and (ii) 9,755,750 shares granted under the 2018 Plan (hereinafter defined) of which 3,881,250 shares continue to be subject to the terms of the Company’s 2018 Stock Award and Incentive Plan.

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The 2018 Plan is an omnibus plan, authorizing a variety of equity award types as well as cash and long-term incentive awards. An aggregate of 40,000,000 Common Shares are reserved for delivery to participants, and may be used for any type of award under the plan. Common Shares actually delivered in connection with an award will be counted against such number of reserved shares. Common Shares will remain available for new awards if an award under the 2018 Plan expires, is forfeited, canceled, or otherwise terminated without delivery of Common Shares or is settled in cash. Each award under the 2018 Plan is subject to the Company’s claw back policy in effect at the time of grant of the award.

The Board may amend, suspend, discontinue, or terminate the 2018 Plan or the authority to grant awards thereunder without stockholder approval, except as required by law or regulation or under rules of the stock exchange, if any, on which the Company’s stock may then be listed. Unless earlier terminated, grants under the 2018 Plan will terminate ten years after stockholder approval of the 2018 Plan in September 2019, and the 2018 Plan will terminate when no shares remain available and the Company has no further obligation with respect to any outstanding award.

Section 16(a) Beneficial Ownership Reporting Compliance

Under Section 16(a) of the Exchange Act, all executive officers, directors, and each person who is the beneficial owner of more than 10% of the outstanding shares of a company that files reports pursuant to Section 12 of the Exchange Act, are required to report the ownership of such shares, options, and stock appreciation rights (other than certain cash-only rights) and any changes in that ownership with the SEC. Specific due dates for these reports have been established, and we are required to report, in this Proxy, any failure to comply therewith during the fiscal year ended December 31, 2020.

Other than as set forth in the Delinquent Section 16(a) Reports section below, we believe that all of these filing requirements were satisfied by the Company’s executive officers, directors and by the beneficial owners of more than 10% of our Common Shares. In making this statement, we have relied solely on copies of any reporting forms received by us, and upon any written representations received from reporting persons that no Form 5 (Annual Statement of Changes in Beneficial Ownership) was required to be filed under applicable rules of the Commission.

Delinquent Section 16(a) Reports

Each of Robert Fireman and Jon Levine was not timely in the filing of one Form 4 during the fiscal year ended December 31, 2020 to report an option exercise in November 2020. Edward Gildea was not timely in the filing of one Form 4 during the fiscal year ended December 31, 2020 to report an option exercise in December 2020.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Concurrent with the conversion of the subordinated secured convertible debentures of GenCanna disclosed in Note 4 – Investments within the audited financial statements included in the 2020 Annual Report, the Company’s CEO was appointed to GenCanna’s board of directors.

In 2019, the Company, through its MariMed Hemp subsidiary, entered into several hemp seed sale transactions with GenCanna whereby the Company acquired $20.75 million of hemp seed inventory which it sold and delivered to GenCanna for $33.2 million. The Company provided GenCanna with extended payment terms through December 2019, to coincide with the completion of the seeds’ harvest, although the payment by GenCanna was not contingent upon the success of such harvest or its yield. To partially fund the seed purchases, the Company raised $17.0 million in debt financings which is included in Notes Payable on the balance sheet and discussed in Note 11 – Debt within the audited financial statements included in the 2020 Annual Report.

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By the end of 2019, GenCanna had not paid the amount it owed the Company for its seed purchases and in February 2020, as discussed in Note 4 – Investments within the audited financial statements included in the 2020 Annual Report, under pressure from certain of its creditors, the GenCanna Debtors agreed to convert a previously-filed involuntary bankruptcy proceeding into a voluntary Chapter 11 proceeding, and filed voluntary petitions under Chapter 11 in the Bankruptcy Court.

As required by the relevant accounting guidance, the Company initially recorded the $33.2 million due from GenCanna as a related party receivable, with approximately $29.0 million recognized as related party revenue, and approximately $4.2 million classified as unearned revenue (such amount representing the Company’s 33.5% ownership portion of the profit on these transactions, which was to have been recognized as revenue upon payment by GenCanna). As a result of GenCanna’s Chapter 11 proceedings, the Company fully reserved the receivable balance of approximately $29.0 million and wrote off the entire unearned revenue balance of approximately $4.2 million. Please refer to Note 21 – Commitments and Contingencies within the audited financial statements included in the 2020 Annual Report for additional discussion of GenCanna’s bankruptcy proceedings.

In 2020, options to purchase an aggregate of 550,000 Common Shares were exercised by the Company’s CEO, CFO, and an independent board member at exercise prices of $0.13 and $0.14 per share. In 2019, options to purchase an aggregate of 332,499 Common Shares were exercised by the Company’s CEO and an independent board member at exercise prices of $0.08 and $0.14 per share. The independent board member’s 132,499 options were exercised on a cashless basis with the exercise prices paid via the surrender of 3,108 Common Shares. At December 31, 2019, the Common Shares associated with the exercise by the Company’s CEO were not issued and included in Common Stock Subscribed But Not Issued on the balance sheet included in the 2020 Annual Report.

In 2019, options to purchase 117,501 Common Shares were forfeited by board members. No options were forfeited by related parties in 2020.

The Company’s current corporate offices are leased from an entity in which the Company’s CFO has an investment interest. This lease expires in October 2028 and contains a five-year extension option. In each of 2020 and 2019, expenses incurred under this lease approximated $156,000.

In 2020 and 2019, the Company procured nutrients, lab equipment, cultivation supplies, a vehicle, small tools, and furniture from an entity owned by the family of the Company’s COO. The aggregate purchases in 2020 and 2019 approximated $2.5 million and $3.2 million, respectively.

In 2020 and 2019, the Company paid royalties on the revenue generated from its Betty’s Eddies® product line to an entity indirectly owned by the Company’s COO and SVP of Sales under a royalty agreement. The aggregate royalties paid in 2020 and 2019 approximated $615,000 and $600,000, respectively. This agreement was amended effective January 1, 2021 whereby, among other modifications, the royalty percentage changed from 2.5% on all sales of Betty’s Eddies® products to (i) 3.0% and 10.0% of wholesale sales of existing products within the product line if sold directly by the Company, or licensed by the Company for sale by third-parties, respectively, and (ii) 0.5% and 1.0% of wholesale sales of future developed products within the product line if sold directly by the Company, or licensed by the Company for sale by third-parties, respectively.

In 2020 and 2019, one of the Company’s majority owned subsidiaries paid aggregate distributions of approximately $35,000 and $52,000, respectively, to the Company’s CEO and CFO, who own minority equity interests in such subsidiary.

Policies and Procedures for Related Party Transactions

As required under the Audit Committee charter, our Audit Committee is responsible for reviewing and approving all related party transactions for potential conflict of interest situations. A related party transaction refers to transactions required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC. In evaluating related person transactions, the Audit Committee considers all factors it deems appropriate, including, without limitation, whether the related person transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, the extent of the related person’s interest in the transaction, and whether products or services of a similar nature, quantity, or quality are readily available from alternative sources.

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Security Ownership of Certain Beneficial Owners

The following table sets forth as of July 20, 2021, certain information with respect to the beneficial ownership of Common Shares by (i) each of to the Company’s directors and executive officers; (ii) each person known to us who owns beneficially more than 5% of the common stock; and (iii) all directors and executive officers as a group.

Name and Address of Beneficial Owner (1)	Amount & Nature of Beneficial Owner		% of Class (2)
Robert Fireman	26,155,218	(3)	7.92%
Jon R. Levine	29,269,983	(3)	8.87%
Timothy Shaw	10,524,508	(4)	3.21%
Eva Selhub, M.D.	200,000	(5)	*
David Allen	200,000	(5)	*
Edward Gildea	629,391	(6)	*
All directors and executive officers as a group (six persons)	66,979,100	(7)	20.05%

Greater Than 5% Stockholder:
James Griffin	16,679,932		5.09%

*	Less than one percent.
(1)	The business address for each person named is c/o MariMed Inc., 10 Oceana Way, Norwood, MA 02062.
(2)	Calculated pursuant to Rule 13d-3(d)(1) of the Securities Exchange Act of 1934 whereby shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by a person, but not deemed outstanding for the purpose of calculating the percentage owned by each other person listed. We believe that each individual or entity named has sole investment and voting power with respect to the shares of common stock indicated as beneficially owned by them (subject to community property laws where applicable) and except where otherwise noted. All percentages are determined based on 327,450,423 Common Shares outstanding as of July 20, 2021.
(3)	Includes 2,600,000 currently exercisable stock options.
(4)	Includes 675,000 currently exercisable stock options.
(5)	Includes 200,000 currently exercisable stock options.
(6)	Includes 400,000 currently exercisable stock options
(7)	Includes 6,675,000 currently exercisable stock options

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Proposal No. 2

Advisory approval OF THE APPOINTMENT OF INDEPENDENT AUDITORS

M&K has been our independent auditor since 2018. Their audit report appears in our annual report for the fiscal year ended December 31, 2020. One or more representatives of M&K is expected to be at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from our stockholders.

Selection of the independent accountants is not required to be submitted to a vote of our stockholders for advisory approval. The Board expects to appoint M&K to serve as independent auditors to conduct an audit of our accounts for the 2021 fiscal year. The Board is submitting this matter to our stockholders as a matter of good corporate practice. If the stockholders fail to vote on an advisory basis in favor of the selection, the Board will take that into consideration when deciding whether to retain M&K and may retain that firm or another without re-submitting the matter to the stockholders. Even if stockholders vote on an advisory basis in favor of the appointment, the Board may, in its discretion, direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in our and our stockholders’ best interests.

The Board recommends a vote FOR this proposal

and proxies that are signed and returned will be so voted

unless otherwise instructed

* * * * *

Independent Registered Public Accounting Firm Fees and Other Matters

Fees Billed for Audit and Non-Audit Services

The following table represents the aggregate fees billed for professional audit services rendered by M&K for the audit of the annual financial statements for the years ended December 31, 2020 and 2019.

	Year Ended December 31,
	2020	2019
Audit fees (1)	$95,000	$97,345
Audit-related fees (2)	-	-
Tax fees (3)	-	-
All other fees (4)	1,500	-
Total accounting fees and services	$96,500	$97,345

(1)	Fees for professional services for the audit of the Company’s annual financial statements, and for the review of the financial statements included in the Company’s filings on Form 10-Q, and for services that are normally provided in connection with statutory and regulatory filings or engagements.
(2)	Fees for assurance and related services in connection with the performance of the audit or the review of the Company’s financial statements.
(3)	Fees for professional services with respect to tax compliance, tax advice, and tax planning.
(4)	Fees for permissible work that does not fall within any of the aforementioned categories of audit fees, audit-related fees, or tax fees.

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Pre-Approval Policy for Audit and Non-Audit Services

The Audit Committee pre-approves all audit and non-audit services before an accountant is engaged. All of the services rendered to the Company by its independent registered public auditors were pre-approved by the Audit Committee, and prior to the establishment of the Audit Committee, by the full Board.

Proposal No. 3

AMENDMENT OF CERTIFICATE OF INCORPORATION

TO INCREASE NUMBER OF AUTHORIZED COMMON SHARES

General

On May 28, 2021, subject to stockholder approval, the Board approved the Charter Amendment, and directed that the Charter Amendment be submitted to a vote of the Company’s stockholders at the Annual Meeting. The Company’s Certificate of Incorporation (the “Charter”) also authorizes the issuance of up to 50,000,000 shares of preferred stock, which will not be impacted by the Charter Amendment. The Board believes that the Charter Amendment is in the best interests of the Company and its stockholders. Approval of the Charter Amendment requires that a majority of the holders of outstanding Shares vote in favor of the amendment. If the Charter Amendment is approved by stockholders, the Company will file the Charter Amendment with the Secretary of State of State of Delaware, which will become effective on the date it is accepted for filing. A copy of the proposed form of Charter Amendment is attached as Appendix A.

Purpose of the Amendment

The Charter currently authorizes the issuance of up to 500,000,000 Common Shares and 50,000,000 shares of preferred stock. As of the close of business on the Record Date, [      ] Common Shares were issued and outstanding; there were [      ] Common Shares issuable upon exercise of outstanding warrants; [      ] Common Shares issuable upon exercise of outstanding stock options; [      ] Common Shares reserved for issuance under the 2018 Plan, 4,908,333 Common Shares reserved for issuance upon the conversion of the Series B Preferred Shares and 31,081,080 Common Shares reserved for issuance upon the conversion of the Series C Preferred Shares. Thus, we have approximately [      ] Common Shares available for future issuance. The Board believes that the proposed increase in the number of authorized Common Shares is reasonable, necessary and advisable in order to give the Company greater flexibility in considering and planning for future potential business needs and to issue additional Common Shares for any proper corporate purpose, including but not limited to, public or private equity financings, stock splits, stock dividends, potential strategic transactions, including mergers, acquisitions, strategic partnerships, joint ventures and other business combinations, as well as for other general corporate transactions.

Other than as described above and the Common Shares underlying the options to be granted upon approval of the Plan Amendment described in Proposal No. 4 below, the Company has no current plan, commitment, arrangement, understanding or agreement regarding the issuance of the additional Common Shares resulting from the proposed increase in the number of authorized Common Shares. The additional Common Shares will be available for issuance from time to time as determined by the Board for any proper corporate purpose. Having these additional authorized Common Shares available for future use will allow the Company to issue additional Common Shares without the expense and delay of arranging a special meeting of stockholders.

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Possible Effects of the Amendment and Anti-takeover Considerations

If the Charter Amendment is approved, the additional authorized Common Shares would be available for issuance at the discretion of the Board and without further stockholder approval. It is not the present intention of the Board to seek stockholder approval prior to any issuance of Common Shares that would become authorized by the amendment unless otherwise required by law or regulation. Frequently, opportunities arise that require prompt action, and it is the belief of the Board that the delay necessitated for stockholder approval of a specific issuance could be to the detriment of the Company and its stockholders. The additional authorized Common Shares would have the same rights and privileges as the Common Shares currently issued and outstanding. The adoption of the amendment would not have any immediate dilutive effect on the proportionate voting power or other rights of existing stockholders. Common Shares issued in the future (including for the purposes described above in the section entitled “Purpose of Amendment”), other than for a stock split, may decrease existing stockholders’ percentage equity ownership and, depending on the price at which they are issued, could have a financially dilutive effect on previously issued Common Shares and have a negative effect on the market price of the Common Shares. The Company cannot provide assurances that any such transactions will be consummated on favorable terms or at all, that they will enhance stockholder value or that they will not adversely affect the Company’s business or the trading price of our stock. Current stockholders have no preemptive or similar rights.

The Company has not proposed the increase in the number of authorized Common Shares with the intention of using the additional authorized shares for anti-takeover purposes, but the Company would be able to use the additional shares to oppose a hostile takeover attempt or delay or prevent changes in control or management of the Company. For example, without further stockholder approval, the Board could sell Common Shares or preferred stock, including preferred stock convertible into Common Shares, in a private transaction to purchasers who would oppose a takeover or favor the current Board. Although this proposal to increase the authorized number of Common Shares has been prompted by business and financial considerations, and not by the threat of any known or threatened hostile takeover attempt, stockholders should be aware that approval of this proposal could facilitate future efforts by the Company to oppose changes in control of the Company and perpetuate the Company’s management, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.

Effective Date

If we obtain stockholder approval of this proposal, we intend to file the Charter Amendment as soon as practicable. Our Board reserves the right, notwithstanding stockholder approval of the Charter Amendment and without further action by our stockholders, not to proceed with the amendment at any time before the filing of the Charter Amendment.

Regarding the authorized capital structure of the Company, subparagraph (A) of Article Fourth of the Charter currently reads as follows:

“(A) The total authorized capital stock of the Corporation shall be 550,000,000 shares consisting of 500,000,000 shares of Common Stock, par value $0.001 per share and 50,000,000 shares of Preferred Stock, par value $0.001 per share.”

The Board has approved the following amendment to Article Fourth, subject to approval of such amendment by the stockholders at the Annual Meeting, as specified below:

Subparagraph (A) of Article Fourth is to be deleted in its entirety and be replaced with the following:

“(A) The total authorized capital stock of the Corporation shall be 750,000,000 shares consisting of 700,000,000 shares of Common Stock, par value $0.001 per share and 50,000,000 shares of Preferred Stock, par value $0.001 per share.”

Dissenters’ Rights

Neither Delaware law, the Charter, nor the Company’s Bylaws provides for appraisal or other similar rights for dissenting stockholders in connection with this proposal. Accordingly, stockholders will have no right to dissent and obtain payment for their shares.

The Board recommends a vote FOR this proposal and
proxies that are signed and returned will be so voted unless otherwise instructed.

* * * * *

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PROPOSAL NO. 4

APPROVAL OF AN AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED 2018 STOCK AWARD AND INCENTIVE PLAN

Introduction

At the Annual Meeting, we will ask stockholders to approve an amendment to the Company’s Amended and Restated 2018 Stock Award and Incentive Plan (the “2018 Plan”) to increase the aggregate number of shares reserved under the 2018 Plan from 40,000,000 to 70,000,000 (the “Plan Amendment”). On May 28, 2021, our Board approved the Plan Amendment, subject to stockholder approval. Our Board and Compensation Committee (“Committee”)took this action to help us, among other things:

●	attract, retain, motivate and reward our officers, employees, directors, consultants and advisors;
●	provide equitable and competitive compensation opportunities;
●	authorize incentive awards that appropriately reward achievement of our goals and recognize individual contributions without promoting excessive risk; and
●	promote creation of long-term value for stockholders by closely aligning the interests of participants with the interests of stockholders.

Our Board believes that awards linked to Common Shares and awards with terms tied to our performance provide incentives for the achievement of important business objectives and promote the long-term success of the Company. Therefore, our Board views the 2018 Plan as a key element of our overall compensation program.

Proposed Changes

Only limited changes are proposed for the 2018 Plan. If this proposal is approved, the 2018 Plan would be amended to add 30,000,000 additional Common Shares to those available for equity awards. This will increase the aggregate number of shares reserved under the 2018 Plan from 40,000,000 to 70,000,000. We expect that the 2018 Plan will meet our needs for the next several years.

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Our Company depends on its ability to attract and retain outstanding executives, employees and directors. The competition for high-performing individuals is intense, and high levels of compensation are sought by these individuals and paid by our competitors. As we compete to hire such people, our ability to offer compensation based on our stock is crucial because (i) it conserves our cash; (ii) equity awards help promote our entrepreneurial culture; and (iii) the powerful wealth building potential of equity awards allows us to offer compensation competitive with larger competitors.

Information on the total number of shares available under the 2018 Plan, our only existing equity compensation plan under which equity awards currently may be granted, currently authorized grants, and unissued shares deliverable under outstanding options as of the end of the last fiscal year is presented above under the caption “Company Equity Compensation Plans.”

Based on the terms of the 2018 Plan and outstanding awards thereunder at the Record Date, if stockholders approve the amendment to the 2018 Plan, the total number of shares subject to outstanding awards under the 2018 Plan and available for future awards under the 2018 Plan (which would be our only continuing equity compensation plan) would be as follows:

2018 Plan:

Common Shares subject to outstanding awards at the Record Date	[ ]
Common Shares underlying options to be granted to Robert Fireman, CEO(1)	5,000,000
Common Shares underlying options to be granted to Jon R. Levine, CFO(2)	5,000,000
Common Shares underlying options to be granted to Timothy Shaw, COO(3)	1,250,000
Total number of Common Shares subject to outstanding awards(4)	[ ]
Total number of Common Shares to be available for future awards (including shares to be added by the Plan Amendment)	[ ]
Total	[ ]
Approximate percentage of outstanding Common Shares (diluted) (5)	[ ]	%

(1)	Pursuant to the Fireman Employment Agreement, upon stockholder approval of the Plan Amendment, Mr. Fireman will be granted a stock option for 5,000,000 Common Shares, exercisable at 100% of the fair market value on the date of grant, subject to vesting.
(2)	Pursuant to the Levine Employment Agreement, upon stockholder approval of the Plan Amendment, Mr. Levine will be granted a stock option for 5,000,000 Common Shares, exercisable at 100% of the fair market value on the date of grant, subject to vesting.
(3)	Pursuant to the Shaw Employment Agreement, upon stockholder approval of the Plan Amendment, Mr. Shaw will be granted a stock option for 1,250,000 Common Shares, exercisable at 100% of the fair market value on the date of grant, subject to vesting.
(4)	Includes the stock options to be granted to Messrs. Fireman, Levine and Shaw upon stockholder approval of the Plan Amendment.
(5)	Calculated based on the sum of (a) the total number of Common Shares subject to outstanding awards, plus (b) the total number of Common Shares to be available for future awards (_________ Common Shares) (collectively, the “2018 Plan Shares”) divided by the sum of (x) the number of Common Shares outstanding as of the Record Date (_______ shares), plus (y) the 2018 Plan Shares.

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Overview of 2018 Plan Awards

The 2018 Plan authorizes a broad range of awards, including:

●	stock options;
●	stock appreciation rights (“SARs”);
●	restricted stock, a grant of actual shares subject to a risk of forfeiture and restrictions on transfer;
●	deferred stock, a contractual commitment to deliver shares at a future date; the award may or may not be subject to a risk of forfeiture (we generally refer to forfeitable deferred stock as “restricted stock units,” but may be called “stock units,” “phantom shares” or by another name);
●	other awards based on Common Shares;
●	dividend equivalents;
●	performance shares or other stock-based performance awards (these include deferred stock or restricted stock awards that may be earned by achieving specific performance objectives);
●	cash-based performance awards tied to achievement of specific performance objectives; and
●	shares issuable in lieu of rights to cash compensation.

Restriction on Repricing; Reload Options; Loans

The 2018 Plan includes a restriction providing that, without stockholder approval, we will not amend or replace options or SARs previously granted under the 2018 Plan in a transaction that constitutes a “repricing.” For this purpose, a “repricing” is defined as amending the terms of an outstanding option or SAR, including by means of a 2018 Plan amendment, to lower its exercise price, any other action that is treated as a repricing under generally accepted accounting principles or canceling an option or SAR at a time that its exercise price is equal to or greater than the fair market value of the underlying stock in exchange for another option, SAR, restricted stock, other equity, cash or other property, unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction. Adjustments to the exercise price or number of shares subject to an option or SAR to account for the effects of a stock split or other extraordinary corporate transaction will not constitute a “repricing.”

In addition, the 2018 Plan:

●	provides that no term of an option or SAR can provide for automatic “reload” grants of additional awards upon exercise; and

●	prohibits personal loans from MariMed to a participant for payment of the exercise price or withholding taxes relating to any equity award.

Description of the 2018 Plan

The following is a brief description of the material features of the 2018 Plan.

Shares Available under the 2018 Plan. Under the 2018 Plan, 40,000,000 Common Shares are reserved for delivery to participants. Common Shares used for awards assumed in an acquisition do not count against the shares reserved under the 2018 Plan. The Common Shares reserved may be used for any type of award under the 2018 Plan.

The 2018 Plan applies the following rules for counting Common Shares and recapturing Common Shares not delivered in connection with 2018 Plan awards: Common Shares actually delivered to participants in connection with an award will be counted against the number of Common Shares reserved under the 2018 Plan. Common Shares will remain available for new awards if an award under the 2018 Plan expires, is forfeited, canceled, or otherwise terminated without delivery of Common Shares or is settled in cash. Upon exercise of an option or SAR for Common Shares, the number of Common Shares deemed to be delivered under the Plan will be the full number of Common Shares underlying the exercised award, regardless of any net delivery or any withholding of Common Shares for taxes. Likewise, Common Shares withheld from an award other than an option or SAR (sometimes referred to as a “full-value award”) in payment of taxes will be deemed to have been delivered under the 2018 Plan. Under the 2018 Plan, awards may be outstanding relating to a greater number of Common Shares than the aggregate remaining available so long as the Committee (defined below) ensures that awards will not result in delivery and vesting of Common Shares in excess of the number then available under the 2018 Plan. Common Shares delivered under the 2018 Plan may be either newly issued or treasury shares.

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Adjustments. Adjustments to the number and kind of shares subject to the share limitations (including annual per-person limits) are authorized in the event of a large and non-recurring dividend or distribution, recapitalization, stock split, stock dividend, reorganization, business combination, other similar corporate transaction, equity restructuring as defined under applicable accounting rules, or other similar event affecting the Common Shares. We are also obligated to adjust outstanding equity awards (and share-related performance terms, such as share-price targets) upon the occurrence of these types of events to preserve, without enlarging, the rights of the 2018 Plan participants with respect to their awards. The Committee may adjust performance conditions and other terms of awards in response to these kinds of events or to changes in applicable laws, regulations, or accounting principles.

Eligibility. Employees of MariMed and its affiliates, including officers, non-employee directors of MariMed, and consultants and others who provide substantial services to MariMed and its affiliates, are eligible to be granted awards under the 2018 Plan. As of June 30, 2021, approximately [45]  persons were potentially eligible for awards under the 2018 Plan.

Administration. The Committee administers the 2018 Plan, except that the Board may itself act to administer the 2018 Plan, and the Board will approve awards to non-employee directors. References to the “Committee” here mean the Compensation Committee or the full Board exercising authority with respect to a given award. The 2018 Plan provides that the composition and governance of the Committee is established in the Committee’s charter adopted by the Board. Subject to the terms and conditions of the 2018 Plan, the Committee is authorized to select participants, determine the type and number of awards to be granted and the number of shares to which awards will relate or the amount of a performance award, specify times at which awards will become vested or exercisable or be settled, including performance conditions that may be required for the award to be earned, set other terms and conditions of awards, prescribe forms of award agreements, interpret and specify rules and regulations relating to the 2018 Plan, and make all other determinations that may be necessary or advisable for the administration of the 2018 Plan.

Nothing in the 2018 Plan precludes the Committee from authorizing payment of other compensation, including bonuses based upon performance, to officers and employees, including the executive officers, outside of the 2018 Plan. The 2018 Plan authorizes the Committee to delegate authority to executive officers to the extent permitted by applicable law, but such delegation will not authorize grants of awards to executive officers without the participation by the Committee. The 2018 Plan provides that members of the Committee and the Board will not be personally liable, and will be fully indemnified, in connection with any action, determination or interpretation taken or made in good faith under the 2018 Plan.

Stock Options and SARs. The Committee is authorized to grant stock options, including both incentive stock options (“ISOs”), which can result in potentially favorable tax treatment to the participant, and non-qualified stock options. SARs may also be granted, entitling the participant to receive the excess of the fair market value of a share on the date of exercise over the SAR’s designated exercise price. The exercise price of an option or SAR is determined by the Committee, but may not be less than the fair market value of the underlying shares on the date of grant. The maximum term of an option or SAR is ten years. Subject to this limit, the times at which each option or SAR will be exercisable and provisions requiring forfeiture of unvested or unexercised options (and in some cases gains realized upon an earlier exercise) at or following termination of employment or upon the occurrence of other events generally are fixed by the Committee. Options may be exercised by payment of the exercise price in cash, shares having a fair market value equal to the exercise price or surrender of outstanding awards or other property having a fair market value equal to the exercise price, as the Committee may determine. This may include withholding of option shares to pay the exercise price. The Committee also is permitted to establish procedures for broker-assisted cashless exercises. SARs may be exercisable for shares or for cash, as determined by the Committee, and the method of exercise and settlement and other and other terms of SARs will be determined by the Committee.

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Restricted and Deferred Stock/Restricted Stock Units. The Committee is authorized to grant restricted stock and deferred stock. Prior to the end of the restricted period, shares granted as restricted stock may not be sold, and will be forfeited in the event of termination of employment in specified circumstances. The Committee will establish the length of the restricted period for awards of restricted stock. Aside from the risk of forfeiture and non-transferability, an award of restricted stock entitles the participant to the rights of a stockholder of MariMed, including the right to vote the shares and to receive dividends (which may be forfeitable or non-forfeitable), unless otherwise determined by the Committee.

Deferred stock gives a participant the right to receive shares at the end of a specified deferral period. Deferred stock subject to forfeiture conditions may be denominated as an award of restricted stock units. The Committee will establish any vesting requirements for deferred stock/restricted stock units granted for continuing services. One advantage of restricted stock units, as compared to restricted stock, is that the period during which the award is deferred as to settlement can be extended past the date the award becomes non-forfeitable, so the Committee can require or permit a participant to continue to hold an interest tied to Common Shares on a tax-deferred basis. Prior to settlement, deferred stock awards, including restricted stock units, carry no voting or dividend rights or other rights associated with stock ownership, but dividend equivalents (which may be forfeitable or, if the award does not have performance conditions, non-forfeitable) will be paid or accrue if authorized by the Committee, as further described below.

Other Stock-Based Awards, Stock Bonus Awards, and Awards in Lieu of Other Obligations. The 2018 Plan authorizes the Committee to grant awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to Common Shares. The Committee will determine the terms and conditions of such awards, including the consideration to be paid to exercise awards in the nature of purchase rights, the periods during which awards will be outstanding, and any forfeiture conditions and restrictions on awards. In addition, the Committee is authorized to grant shares as a bonus free of restrictions, or to grant shares or other awards in lieu of obligations under other plans or compensatory arrangements, subject to such terms as the Committee may specify.

Performance-based Awards. The Committee may grant performance awards, which may be awards of a specified cash amount or may be share-based awards. Generally, performance awards require satisfaction of pre-established performance goals, consisting of one or more business criteria and a targeted performance level with respect to such criteria as a condition of awards being granted or becoming exercisable or settleable, or as a condition to accelerating the timing of such events. Performance may be measured over a period of any length specified by the Committee.

The Committee retains discretion to set the level of performance for a given business criteria that will result in the earning of a specified amount under a performance award. These goals may be set with fixed, quantitative targets, targets relative to our past performance, targets compared to the performance of other companies, such as a published or special index or a group of companies selected by the Committee for comparison, or in such other way as the Committee may determine. The Committee may specify that these performance measures will be determined before payment of bonuses, capital charges, non-recurring or extraordinary income or expense, or other financial and general and administrative expenses for the performance period.

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Vesting, Forfeitures, and Related Award Terms; Change in Control. The Committee has discretion in setting the vesting schedule of options, SARs, restricted stock, deferred stock and other awards, the circumstances resulting in forfeiture of awards, the post-termination exercise periods of options, SARs and similar awards, and the events resulting in acceleration of the right to exercise and the lapse of restrictions, or the expiration of any deferral period, on any award.

Upon a “Change in Control,” the Committee can allow awards to remain outstanding or be assumed by a successor. This could include converting awards to become a right to receive the cash or property received by stockholders in the Change in Control. If awards continue or are assumed without an acceleration of vesting, the participant will have “double-trigger” protection if permitted by our regulators. If, however, the Committee does not provide for awards to be continued or assumed, or if double-trigger protective terms are barred by law or regulation at the time of the Change in Control, the awards will immediately vest and become exercisable or otherwise be paid out. In such case, if options or SARs are not “in-the-money,” they will be canceled with no consideration paid to the participant.

Other Terms of Awards. Awards may be settled in cash, shares, other awards or other property, in the discretion of the Committee. The Committee may require or permit participants to defer the settlement of all or part of an award, in accordance with such terms and conditions as the Committee may establish, including payment or crediting of interest or dividend equivalents on any deferred amounts. The Committee is authorized to place cash, shares or other property in trusts or make other arrangements to provide for payment of our obligations under the 2018 Plan. The Committee may condition awards on the payment of taxes, and may provide for mandatory or elective withholding of a portion of the shares or other property to be distributed in order to satisfy tax obligations. Awards granted under the 2018 Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant’s death, except that the Committee may permit transfers of awards other than ISOs on a case-by-case basis, but such transfers may not be to third parties for value.

The 2018 Plan authorizes the Committee to provide for forfeiture of awards and recoupment or “claw back” of award gains in the event a participant fails to comply with conditions relating to non-competition, non-solicitation, confidentiality, non-disparagement and other requirements for the protection of the our business, or adhering to standards of conduct in the preparation of financial statements and reports filed with the SEC, and for similar forfeitures if the attained level of performance was based on material inaccuracies in the financial or other information. Each award under the 2018 Plan will be subject to our claw back policy, as in effect at the time of grant of the award. Awards under the 2018 Plan may be granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. The Committee may, however, grant awards in substitution for, exchange for or as a buyout of other awards under the 2018 Plan, awards under our plans, or other rights to payment from us, and may exchange or buy out outstanding awards for cash or other property subject to the requirement that repricing of underwater options and SARs must be approved by stockholders. The Committee also may grant awards in addition to and in tandem with other awards, awards, or rights. In granting a new award, the Committee may determine that the in-the-money value or fair value of any surrendered award may be applied to reduce the purchase price of any new award, subject to the requirement that repricing transactions must be approved by stockholders.

25

Dividend Equivalents. The Committee may grant dividend equivalents. These are rights to receive payments equal in value to the amount of dividends paid on a specified number of Common Shares while an award is outstanding. These amounts may be in the form of cash or rights to receive additional awards or additional shares having a value equal to the cash amount. The awards may be granted on a stand-alone basis or in conjunction with another award, and the Committee may specify whether the dividend equivalents will be forfeitable or non-forfeitable, except as noted below for performance-based awards. Rights to dividend equivalents may be granted in connection with restricted stock units or deferred stock, so that the participant can earn amounts equal to dividends paid on the number of shares covered by the award while the award is outstanding. Dividend equivalents relating to a performance-based award will be earnable only upon the achievement of the performance goals applicable to the award.

Amendment and Termination of the 2018 Plan. The Board may amend, suspend, discontinue, or terminate the 2018 Plan or the Committee’s authority to grant awards thereunder without stockholder approval, except as required by law or regulation or under rules of the stock exchange on which our stock may then be listed, and except as explained above regarding repricing. The Committee can adopt amendments pertaining to matters within the scope of the Committee’s authority under its Charter, but subject to stockholder approval to the same extent as a Board amendment. Unless earlier terminated, the authority of the Committee to make grants under the 2018 Plan will terminate ten years after stockholder approval of the 2018 Plan, and the 2018 Plan will terminate when no shares remain available and we have no further obligation with respect to any outstanding award.

Federal Income Tax Implications of the 2018 Plan

We believe that, under current law, 2018 Plan awards typically would have U.S. Federal income tax consequences as follows:

Generally, the grant of an option or an SAR will create no federal income tax consequences for the participant or MariMed. A participant will not have taxable income upon exercising an option that qualifies as an ISO, except that the alternative minimum tax may apply. A participant exercising an option that is not an ISO generally must recognize ordinary income equal to the excess of the fair market value of the option shares on the date of exercise minus the aggregate exercise price paid. Upon exercising an SAR, the participant must generally recognize ordinary income equal to the cash or the fair market value of the shares received.

Upon a disposition of shares acquired by exercise of an ISO before the end of the applicable ISO holding periods, the participant must generally recognize ordinary income equal to the lesser of (i) the fair market value of the ISO shares at the date of exercise minus the exercise price or (ii) the amount realized upon the disposition of the ISO shares minus the exercise price. Upon a disposition of ISO shares that the participant has held for the applicable holding periods (two years from the grant of the ISO and one year from the exercise), the participant will recognize no ordinary income. For all options, a participant’s sale of shares acquired by exercise of the option generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant’s tax “basis” in such shares. The tax “basis” normally is the exercise price plus any amount he or she recognized as ordinary income in connection with the option’s exercise (or upon sale of the option shares in the case of an ISO). A participant’s sale of shares acquired by exercise of an SAR generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant’s tax “basis” in the shares, which normally is the amount he or she recognized as ordinary income in connection with the SAR’s exercise.

We normally can claim a tax deduction equal to the amount recognized as ordinary income by a participant in connection with the exercise of an option or SAR, but no tax deduction relating to a participant’s capital gains. Accordingly, we will not be entitled to any tax deduction with respect to an ISO if the participant holds the shares for the applicable ISO holding periods before selling the shares.

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The above discussion applies to options and SARs that have terms causing them not to be deferral arrangements under Code Section 409A, with the shares delivered upon exercise being freely transferable and non-forfeitable (we expect that these will be the usual terms of options and SARs).

Awards other than options and SARs that result in a transfer to the participant of cash or shares or other property generally will have terms intended to meet applicable requirements under Section 409A, which regulates deferred compensation. If no restriction on transferability and substantial risk of forfeiture applies to shares or property distributed to a participant, the participant generally must recognize ordinary income equal to the cash or the fair market value of shares or other property actually received. Thus, for example, if an award of restricted stock units has not yet vested, or the receipt of cash or shares under a vested award has been validly deferred, the participant should not become subject to income tax until the time at which shares or cash are actually distributed, and we would become entitled to claim a tax deduction at that time.

On the other hand, if a restriction on transferability and substantial risk of forfeiture applies to shares or other property actually distributed to a participant under an award (such as, for example, a grant of restricted stock), the participant generally must recognize ordinary income equal to the fair market value of the transferred amounts at the earliest time either the transferability restriction or risk of forfeiture lapses. We can claim a tax deduction equal to the ordinary income recognized by the participant, except as discussed below. A participant may elect to be taxed at the time of grant of restricted stock or other restricted property rather than upon lapse of restrictions on transferability or the risk of forfeiture, but if the participant subsequently forfeits such shares or property he or she would not be entitled to any tax deduction, including as a capital loss, for the value of the shares or property on which he or she previously paid tax.

Any award that is deemed to be a deferral arrangement (that is, not excluded or exempted under the tax regulations) will be subject to Code Section 409A. Participant elections to defer compensation under such awards and as to the timing of distributions relating to such awards must meet requirements under Section 409A in order for income taxation to be deferred upon vesting of the award and tax penalties avoided by the participant.

Internal Revenue Code Section 162(m) limits the deductions a publicly held company can claim for compensation in excess of $1.0 million in a given year paid to the chief executive officer, the chief financial officer and certain other of the most highly compensated executive officers. Compensation to certain employees resulting from vesting of awards in connection with a change in control or termination following a change in control also may be non-deductible under Internal Revenue Code Sections 4999 and 280G.

The foregoing provides only a general description of the application of federal income tax laws to certain awards under the 2018 Plan. This discussion is intended for the information of stockholders considering how to vote at the Annual Meeting and not as tax guidance to participants in the 2018 Plan, as the consequences may vary with the types of awards made, the identity of the recipients and the method of payment or settlement and other circumstances. Different tax rules may apply, including in the case of variations in transactions that are permitted under the 2018 Plan (such as payment of the exercise price of an option by surrender of previously acquired shares). The summary does not address in any detail the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local or foreign tax laws.

The Board recommends a vote FOR this proposal and

proxies that are signed and returned will be so voted unless otherwise instructed

* * * * *

27

MISCELLANEOUS

Other Matters

Management knows of no other matters other than the foregoing to be brought before the Annual Meeting, but if such other matters properly come before the Annual Meeting, or any adjournment thereof, the persons named in the accompanying form of proxy will vote such proxy on such matters in accordance with their best judgment.

Reports and Consolidated Financial Statements

The 2020 Annual Report, including the Company’s Audited Consolidated Financial Statements for the year ended December 31, 2020, are included with this proxy material. Such report and consolidated financial statements contained therein are not incorporated herein by reference and are not considered part of this soliciting material.

A copy of the Company’s Annual Report on Form 10-K, without exhibits, will be provided without charge to any stockholder submitting a written request. Such request should be addressed to Jon Levine, Chief Financial Officer, MariMed Inc., 10 Oceana Way, Norwood, Massachusetts 02062.

Solicitation of Proxies

The entire cost of the solicitation of proxies will be borne by the Company. Proxies may be solicited by directors, officers and regular employees of the Company, without extra compensation, by telephone, telegraph, mail or personal interview. Solicitation is not to be made by specifically engaged employees or paid solicitors. The Company will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses for sending proxies and proxy material to the beneficial owners of its Common Shares.

Stockholder Proposals for Next Annual Meeting

Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our next Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Secretary at our offices at 10 Oceana Way, Norwood, Massachusetts 02062, in writing not later than [not less than 120 calendar days before the one year anniversary date of the mailing date of this proxy statement.]

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you call or write us at the following address or phone number: 10 Oceana Way, Norwood, Massachusetts 02062, (617) 795-5140. If you want to receive separate copies of the annual report and proxy statement in the future or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holders, or you may contact us at the above address and phone number.

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The accompanying proxy is solicited by and on behalf of our Board and the entire cost of such solicitation will be borne by us.

In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by our directors, officers and other employees who will not be specially compensated for these services.

We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held of record by such brokers, nominees, custodians and other fiduciaries. We will reimburse such persons for their reasonable expenses in connection therewith.

Certain information contained in this proxy statement relating to the occupations and security holdings of our directors and officers is based upon information received from the individual directors and officers.

WE WILL FURNISH, WITHOUT CHARGE, A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2020, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO, BUT NOT INCLUDING EXHIBITS, TO EACH OF OUR STOCKHOLDERS OF RECORD ON THE RECORD DATE AND TO EACH BENEFICIAL STOCKHOLDER ON THAT DATE UPON WRITTEN REQUEST MADE TO OUR SECRETARY. A REASONABLE FEE WILL BE CHARGED FOR COPIES OF REQUESTED EXHIBITS.

PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED RETURN ENVELOPE. A PROMPT RETURN OF YOUR PROXY CARD WILL BE APPRECIATED AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.

EVERY STOCKHOLDER, WHETHER OR NOT HE OR SHE EXPECTS TO ATTEND THE ANNUAL MEETING IN PERSON, IS URGED TO EXECUTE THE PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED BUSINESS REPLY ENVELOPE.

By order of the Board

Robert Fireman
Chairman, President and Chief Executive Officer

Norwood, Massachusetts

[      ] [  ], 2021

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APPENDIX A

CERTIFICATE OF AMENDMENT OF

THE CERTIFICATE OF INCORPORATION

OF

MARIMED INC.

(Pursuant to Section 242 of the Delaware General Corporation Law)

It is hereby certified that:

1. he name of the corporation (hereinafter called the “corporation”) is MariMed Inc.

2. The certificate of incorporation of the corporation is hereby amended by striking out subparagraph (A) of Article FOURTH thereof and by substituting in lieu of said subparagraph the following new subparagraph (A) of Article FOURTH:

“FOURTH: (A) The total authorized capital stock of the Corporation shall be 750,000,000 shares consisting of 700,000,000 shares of Common Stock, par value $0.001 per share and 50,000,000 shares of Preferred Stock, par value $0.001 per share.

3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

4.       This Certificate of Amendment shall become effective upon the filing hereof in the Office of the Secretary of State of the State of Delaware.

Executed on this ___ day of ______ 2021

Jon R. Levine
Chief Financial Officer and Secretary

A-1

APPENDIX B

PROXY CARD

MARIMED INC.

This proxy is solicited on behalf of the Board of Directors for the

Annual Meeting of Stockholders

to be held on September 23, 2021

The undersigned hereby constitutes and appoints Robert Fireman and Jon R. Levine, with full power of substitution, as proxies of the undersigned to attend the Annual Meeting of Stockholders of MariMed Inc. (the “Company”) to be held on September 23, 2021 at 10:00 a.m. Eastern Daylight Time at the Hilton Boston/Dedham Hotel located at 25 Allied Drive, Dedham, Massachusetts 02026, and at any adjournment thereof, hereby revoking any proxies heretofore given, to vote all shares of common stock of the Company held or owned by the undersigned as indicated on the proposals as more fully set forth in the Notice and Proxy Statement for the Annual Meeting, and in their discretion upon such other matters as may come before the meeting.

(Continue and to be signed on Reverse Side)

B-1

Annual Meeting of Stockholders of

MARIMED INC.

September 23, 2021

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS

FOR THE STOCKHOLDER MEETING TO BE HELD ON SEPTEMBER 23, 2021

The proxy materials for the Annual Meeting, including the Annual Report and the Proxy Statement are also available at https:// //www.materials.proxyvote.com/56782V

Please mark, date, sign and mail your

proxy card back as soon as possible!

↓ Please Detach and Mail in the Envelope Provided↓

————————————————————————————————————

Please mark your

votes as in this

example.        A X

The Board of Directors recommends a vote FOR all the nominees listed

1. ELECTION OF DIRECTORS	NOMINEES:	Robert Fireman
Jon R. Levine
Eva Selhub, M.D.
Edward Gildea
David Allen

FOR all nominees	[ ]	WITHHOLD	[ ]
listed at right (except		AUTHORITY
as marked to the		to vote for all
contrary below)		nominees listed at right

Instruction: To withhold authority to vote for any individual nominee(s), write that nominee(s) name on the line below.

_____________________________

The Board of Directors recommends a vote FOR Proposal 2.

2.	ADVISORY APPROVAL OF THE APPOINTMENT OF M&K CPAs PLLC AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021.

FOR	[ ]	AGAINST	[ ]	ABSTAIN	[ ]

The Board of Directors recommends a vote FOR Proposal 3.

3.	APPROVAL OF AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION INCREASING THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 500,000,000 SHARES TO 700,000,000 SHARES.

FOR	[ ]	AGAINST	[ ]	ABSTAIN	[ ]

The shares represented by this Proxy will be voted as directed or if no direction is indicated, will be voted FOR the proposal.

4.	APPROVAL OF AN AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED 2018 STOCK AWARD AND INCENTIVE PLAN.

FOR	[ ]	AGAINST	[ ]	ABSTAIN	[ ]

The shares represented by this Proxy will be voted as directed or if no direction is indicated, will be voted FOR the proposal.

The undersigned hereby acknowledges receipt of the Notice of, and Proxy Statement for, the aforesaid Annual Meeting.

Signature of Stockholder__________________________________ Dated: ____________________, 2021

NOTE: DATE AND SIGN EXACTLY AS NAME APPEARS HEREON. EACH JOINT TENANT MUST SIGN. WHEN SIGNING AS ATTORNEY, EXECUTER, TRUSTEE, ETC., GIVE FULL TITLE. IF SIGNER IS CORPORATION, SIGN IN FULL CORPORATE NAME BY AUTHORIZED OFFICER. IF SIGNER IS A PARTNERSHIP, SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

I WILL	[ ]	WILL NOT	[ ]	ATTEND THE MEETING

B-2